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                                                                    EXHIBIT 99.8

                                  FORM OF NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

THIS INSTRUMENT AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF SEPTEMBER 26, 1997 AMONG THE NOTE PURCHASERS NAMED THEREIN AND FLEET BANK TO CERTAIN OTHER OBLIGATIONS OF THE COMPANY TO FLEET BANK, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY THE TERMS OF THE SUBORDINATION AGREEMENT.


                              DECORA, INCORPORATED
                          13% Senior Subordinated Note
                                    Due 2005



                            Dated September 26, 1997
                               New York, New York

No. __

         FOR VALUE RECEIVED, the undersigned DECORA, INCORPORATED, a Delaware corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to [name of purchaser] or registered assigns, the principal sum of _______________ Dollars ($_________), one-third on September 30, 2003, one-third on September 30, 2004 and the balance on September 30, 2005, plus interest (compounded quarterly and computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal sum from the date hereof at the Base Interest Rate (hereinafter defined), which interest is payable on September 30, 1998 and thereafter quarterly on the last day of March, June, September and December of each year, commencing December 31, 1998 (which first interest payment shall be for the period from and including the date hereof through and including September 30,
1998) until the entire principal amount hereof shall have become due and


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payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate on any overdue installment of principal (including any overdue prepayment of principal) and on any overdue premium and (to the extent permitted by law) on any overdue installment of interest until paid. The Default Rate shall be equal to the Base Interest Rate on this Note, plus two percent (2%). The "Base Interest Rate" shall mean 13% per annum, except that in the event that on or prior to December 31, 1997 the Certificate of Incorporation of Holdings is not amended to authorize, and the Board of Directors of the Holdings has not validly reserved, a sufficient number of additional shares of Common Stock of Holdings to permit the exercise in full of the Warrants (as defined in the Purchase Agreement) and the conversion in full of the Preferred Shares (as defined in the Purchase Agreement) (a "Certificate Default"), the Base Interest Rate shall be 14% effective as of the date hereof, and if the Certificate Default has not been cured by March 31, 1998, the Base Interest Rate shall then increase to 15% per annum effective as of March 31, 1998 and thereafter. Following the cure of a Certificate Default, the Base Interest Rate will revert to the original rate of 13% per annum effective for all periods after such cure.

         Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Note and Warrant Purchase Agreement dated as of September 26, 1997 (the "Purchase Agreement"), among Decora Industries, Inc., the Company, the Agent and Note Purchasers named therein.

         If any payment due hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be the next day which is a Business Day, and the interest payable on such next Business Day shall be the interest accruing through such actual date of payment.

         Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Company at One Mill Street, Fort Edward, New York 12828, or at such other place as the Company shall have designated for such purpose to the holder thereof in writing, and may be paid by check mailed, or shall be made by wire transfer, all as provided in the Purchase Agreement, to the address or account designated by the holder hereof for such purpose.

         This Note is one of a duly authorized issue of Notes issued to the Purchasers pursuant to the Purchase Agreement. This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement and the Collateral Documents referenced therein. In addition, the payment of the principal of, premium, if any, and interest on this Note is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth in the Subordination Agreement dated as of September 26, 1997, among the Purchasers and the Senior Lender (the "Subordination Agreement"). Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement and the Subordination Agreement.


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         This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

         In case an Event of Default shall occur and be continuing, all amounts then remaining unpaid on this Note shall become or may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

         No reference herein to the Purchase Agreement, the Collateral Documents or the Subordination Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

         This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of New York (other than any conflict of laws rules which might result in the application of laws of any other jurisdiction).

         Subject to the provisions of Section 16 of the Purchase Agreement, the Companies may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 12 of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).













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         IN WITNESS WHEREOF, the undersigned has caused this Note to be dated and to be executed and issued on its behalf by its officer thereto duly authorized.


                                        DECORA, INCORPORATED


                                        By _________________________
                                           Name:  Timothy N. Burditt
                                           Title: Vice President, Administration